Exhibit 10.11
FORM OF SUBORDINATED PROMISSORY NOTE

[Principal Amount]	[Issuance Location] Date: [Issuance Date]
FOR VALUE RECEIVED, PACIFIC OFFICE PROPERTIES, L.P., a Delaware limited partnership (the “Maker”), hereby promises to pay to the order of [Holder Name] (together with its successors and, subject to Section 13, assigns, the “Holder”), in the manner hereinafter provided, the principal sum of [Principal Amount], as it may be increased pursuant to the terms hereof, in immediately available funds and in lawful money of the United States of America, together with interest thereon, all in accordance with the provisions hereinafter specified. This Subordinated Promissory Note (the “Note”) is issued pursuant to [transaction agreement] (the “Agreement”).
1. Accrual of Interest. Interest shall accrue on the outstanding principal amount hereof (including, without limitation, any PIK Principal, as hereafter defined) at a rate equal to seven percent (7%) per annum. Interest shall be calculated hereunder on the basis of the actual number of days elapsed and a year comprised of three hundred sixty-five (365) or three hundred sixty-six (366) days, as the case may be.
2. Payment of Interest. Commencing on [date of first interest payment], the Maker shall pay interest on this Note quarterly in arrears on each of March 31, June 30, September 30 and December 31 of each calendar year and on the Maturity Date (as hereafter defined), or, if any such day is not a business day, on the immediately preceding business day (each, an “Interest Payment Date”), to the Holder. Interest payable on this Note shall be paid on each Interest Payment Date, at the election of the Maker, (i) in cash or (ii) in kind, in which event the Holder shall be deemed to have advanced additional principal to the Maker hereunder in the amount of such interest paid in kind, the proceeds of such advance shall be deemed to have been applied to the payment of such interest, and the amount of the principal outstanding under this Note shall be increased by the amount of such interest payment on such Interest Payment Date and interest shall thereafter accrue on the increased principal amount. The aggregate sum by which the principal outstanding under this Note shall have been increased from time to time pursuant to this Section 2 is referred to herein as “PIK Principal.”
3. Maturity.
     (i) Subject to the further provisions of this Section 3, the “Maturity Date” shall initially be [date five years from date of issuance]; provided, however, that the Maker shall be entitled to extend the Maturity Date to [date six years from date of issuance], upon and subject to the following terms and conditions: (a) The Maker shall exercise its said right to extend, if at all, by giving written notice to the Holder not less than sixty (60) days, and not more than ninety (90) days, prior to the original Maturity Date; and (b) at the time of the request, and at the time of the extension, there shall not exist any Event of Default (as hereinafter defined), or any event or condition which, with the giving of notice, the passage of time or both, would become an Event of Default. If the foregoing conditions are not satisfied strictly in accordance with their terms, the extension shall not be or become effective. In the event that the foregoing conditions are either timely satisfied or waived in writing by the Holder, the extension in question shall become effective and all terms and conditions of this Note shall continue to apply to the extended term. On the Maturity Date, the Maker shall pay to the Holder the sum of the outstanding principal balance of this Note, including, without limitation, the amount of any PIK Principal, together with accrued and unpaid interest thereon, and all other obligations and indebtedness owing hereunder, if not sooner paid.

     (ii) Notwithstanding anything to the contrary contained herein, in the event that there is consummated at any time, whether in one or more transactions, (a) the public offering of some or all of Pacific Office Properties Trust Inc., a Maryland corporation (“POP”), underwritten by a nationally recognized investment bank pursuant to which POP receives aggregate gross proceeds of at least seventy-five million dollars ($75,000,000), (b) the sale of all or substantially all of the assets of POP or its directly or indirectly wholly-owned subsidiaries, or (c) the merger or consolidation of POP with any other entity, the Maturity Date shall accelerate to the date of such consummation.
4. Prepayment. This Note may be prepaid in whole or in part at any time without notice, premium or a prepayment fee. Any prepayment of principal shall be accompanied by payment of any interest, if any, accrued and unpaid through the date of such prepayment.
5. Application of Payments. Payments hereunder shall be applied first to any amount owed other than principal or interest, second to interest and last to principal (including, without limitation, any PIK Principal) outstanding hereunder, except that if the Holder has incurred any cost or expense in connection with the enforcement or collection of the obligations of the Maker hereunder, the Holder shall have the option of applying any monies received from the Maker to payment of such costs or expenses plus interest thereon before applying any of such monies to any interest or principal then due.
6. No Security. This Note is an unsecured obligation of the Maker and no lien, pledge, security interest or other encumbrance is being granted with respect to any property in connection with the obligations hereunder. The Holder shall have full recourse against the Maker and all of its assets for the payment of the obligations evidenced by this Note, including, without limitation, the principal (including, without limitation, any PIK Principal) and any interest that has accrued thereon.
7. Events of Default. Each of the following acts, events or circumstances shall constitute an Event of Default (each an “Event of Default”) hereunder:
     (i) the Maker shall default in the payment when due (in accordance with the terms of the Note) of any principal (including, without limitation, PIK Principal), interest or other amounts owing hereunder, and such default is not cured within ten (10) business days after the date on which the Holder provides the Maker with notice thereof;
     (ii) (a) the Maker shall commence a voluntary case concerning itself under any bankruptcy, insolvency or similar laws or statutes (including, without limitation, Title 11 of the United States Code, as amended, supplemented or replaced) (collectively, the “Bankruptcy Code”); or (b) an involuntary case under the Bankruptcy Code is commenced against the Maker and is not dismissed within ninety (90) days; or (c) a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of the Maker or the Maker commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Maker or there is commenced against the Maker any such proceedings; or (d) any order of relief or other order approving any such case or proceeding is entered; or (e) the Maker is adjudicated insolvent or bankrupt; or (f) the Maker makes a general assignment for the benefit of creditors; or (g) the Maker shall by any act or failure to act consent to, approve of or acquiesce in any of the foregoing.
8. Remedies; Cumulative Rights. In addition to the rights provided under this Section 8 or elsewhere in this Note, the Holder shall also have any other rights that the Holder may have been afforded under any contract or agreement at any time, including, without limitation, the Agreement, and any other rights that the Holder may have pursuant to applicable law. No delay on the part of the Holder in the exercise of any power or right under this Note or under any other instrument executed pursuant hereto shall operate as a waiver thereof, nor shall a single or partial exercise of any power or right preclude other or further exercise thereof or the exercise of any other power or right.
     No extensions of time of the payment of this Note or any other modification, amendment or forbearance made by agreement with any person now or hereafter liable for the payment of this Note shall operate to release, discharge, modify, change or affect the liability of any co-borrower, endorser, guarantor or any other person with regard to this Note, either in part or in whole. No failure on the part of the Holder to exercise any right or remedy hereunder, whether before or after the occurrence of a default, shall constitute a waiver thereof, and no waiver of any past default shall constitute a waiver of any future default or of any other default. No failure to accelerate the debt evidenced hereby by reason of an Event of Default hereunder or acceptance of a past due installment, or indulgence granted from time to time shall be construed to be a waiver of the right to insist upon prompt payment thereafter, or to impose late payment charges, or shall be deemed to be a novation of this Note or any reinstatement of the debt evidenced hereby, or a waiver of such right of acceleration or any other right, or be construed so as to preclude the exercise of any right which the Holder or any holder hereof may have, whether by the laws of the State of Illinois, by agreement or otherwise, and none of the foregoing shall operate to release, change or affect the liability of the Maker under this Note, and the Maker hereby expressly waives (to the extent allowed by law) the benefit of any statute or rule of law or equity which would produce a result contrary to or in conflict with the foregoing.
9. Waivers. Except for the notices expressly required by the terms of this Note (which rights to notice are not waived by the Maker), the Maker, for itself and its successors and assigns, hereby forever waives presentment, protest and demand, notice of protest, demand, dishonor and non-payment of this Note, and all other notices in connection with the delivery, acceptance, performance, default or enforcement of the payment of this Note, and waive and renounce (to the extent allowed by law), all rights to the benefits of any statute of limitations and any moratorium, appraisement, and exemption now allowed or which may hereby be provided by any federal or state statute or decisions against the enforcement and collection of the obligations evidenced by this Note and any and all amendments, substitutions, extensions, renewals, increases, and modifications hereof.
10. Attorneys’ Fees. The Maker agrees to pay all reasonable costs and expenses of (i) collection and enforcement of this Note, whether or not any lawsuit or proceeding is ever filed with respect hereto, and (ii) negotiation and documentation of any Subordination Agreement (as hereinafter defined), in each case, when such costs and expenses are incurred, including, without limitation, the Holder’s reasonable attorneys’ fees and legal and court costs, including, without limitation, any incurred on appeal or in connection with bankruptcy or insolvency.
11. Severability; Invalidity. The Maker and the Holder intend and believe that each provision in this Note comports with all applicable local, state and federal laws and judicial decisions. However, if any provisions, provision, or portion of any provision, in this Note is found by a court of competent jurisdiction to be in violation of any applicable local, state or federal ordinance, statute, law, or administrative or judicial decision, or public policy, and if such court would declare such portion, provision or provisions of this Note to be illegal, invalid, unlawful, void or unenforceable as written, then it is the intent of all parties hereto that such portion, provision or provisions shall be given force and effect to the fullest possible extent they are legal, valid and enforceable, and the remainder of this Note shall be construed as if such illegal, invalid, unlawful, void or unenforceable portion, provision or provisions were severable and not contained herein, and the rights, obligations and interest of the Maker and the Holder hereof under the remainder of this Note shall continue in full force and effect.

12. Usury. All terms, conditions and agreements herein are expressly limited so that in no contingency or event whatsoever, whether by acceleration of maturity of the unpaid principal balance hereof, or otherwise, shall the amount paid or agreed to be paid to the holders hereof for the use, forbearance or detention of the money advanced hereunder exceed the highest lawful rate permissible under applicable laws. If, from any circumstances whatsoever, fulfillment of any provision hereof shall involve transcending the limit of validity prescribed by law which a court of competent jurisdiction may deem applicable hereto, then ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity, and if under any circumstances the holder hereof shall ever receive as interest an amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to reduction of the unpaid principal balance due hereunder and not to the payment of interest.
13. Assignment. Neither the Maker nor the Holder may transfer or assign its rights or, in the case of the Maker, delegate any of its obligations hereunder, without the prior written consent of the other party. This Note shall accrue to the benefit of the Holder and its successors and permitted assigns and shall be binding upon the undersigned and its successors and permitted assigns.
14. Replacement of Note. If the Maker receives evidence to its reasonable satisfaction of the destruction, loss or theft of this Note, the Maker shall promptly issue a replacement Note to the Holder. If required by the Maker, the Holder shall provide an agreement to indemnify the Maker, which in the reasonable judgment of the Maker, is sufficient to protect the Maker from any loss that it may suffer if a lost, stolen or destroyed Note is replaced and the original Note is thereafter presented for payment.
15. Notices. Any notices required or permitted to be given under the terms of this Note shall be sent or delivered personally or by courier (including a recognized, receipted overnight delivery service) or by facsimile (with a copy sent by a recognized, receipted overnight delivery service) and shall be effective upon receipt, if delivered personally or by courier (including a recognized, receipted overnight delivery service) or by facsimile, in each case addressed to a party.
     If to the Maker:
Pacific Office Properties, L.P.
841 Bishop Street
Honolulu, Hawaii 96813
     If to Holder:
[address]
16. Amendment. The provisions of this Note may be amended only by a written instrument signed by the Maker and the Holder.
17. Subordination. Notwithstanding anything to the contrary contained herein, this Note and the indebtedness evidenced hereby shall be subordinate in right of payment to all indebtedness in respect of borrowed money (excluding all trade credit and other obligations of borrower) to one or more unaffiliated institutional lenders (each a “Senior Lender”) hereafter incurred by the Maker (“Senior Debt”), without the need for any further documentation between or among, the Maker, the Holder or any Senior Lender; provided, however, that, so long as there shall exist no default in the payment of any Senior Debt of which the Holder shall have received written notice from the applicable Senior Lender, the foregoing subordination shall not prohibit any demand for payment of or acceptance of any sum due and payable hereunder, or excuse any failure timely to make such payment; and provided further that, at the written request of any Senior Lender, the Holder shall enter into a customary subordination agreement with such Senior Lender on terms consistent herewith and otherwise reasonably acceptable to the Holder (a “Subordination Agreement”).
18. Governing Law. THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF ALL PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE OF ILLINOIS.
19. Jurisdiction; Waiver of Jury Trial. ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS NOTE SHALL BE FILED, TRIED AND LITIGATED IN THE STATE AND FEDERAL COURTS LOCATED IN THE CHICAGO, ILLINOIS METROPOLITAN AREA, AND THE PARTIES HEREBY CONSENT TO THE JURISDICTION OF AND VENUE IN SUCH COURTS, AND WAIVE ANY OBJECTION TO SUCH VENUE BASED ON INCONVENIENT FORUM. THE MAKER WAIVES ITS RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS NOTE, INCLUDING CONTRACT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. THE MAKER HAS REVIEWED THIS WAIVER AND KNOWINGLY AND VOLUNTARILY WAIVES THE AFORESAID TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS NOTE MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.
[Signature page follows]

     EXECUTED AND DELIVERED at [location] as of the date written below.
Dated as of [date]

PACIFIC OFFICE PROPERTIES, L.P.

By:	Pacific Office Properties Trust, Inc., a Maryland corporation, its general partner

By:

Name:

Title:

SCHEDULE OF MATERIAL DIFFERENCES TO
SUBORDINATED PROMISSORY NOTES ISSUED PURSUANT TO FORM

Issuance Date	Principal Amount	Holder Name
March 19, 2008	$12,000,000	POP Venture, LLC
March 19, 2008	$2,065,000	N. Central, LLC
March 19, 2008	$801,660	Queen Street Investment Company
March 19, 2008	$727,280	Pan Am Partners, LLC
March 19, 2008	$613,470	STIRR-Davies, LLC
March 19, 2008	$293,790	Waterfront Partners OP, LLC
March 19, 2008	$193,800	STIRR-PBN, LLC
April 30, 2008	$1,030,000	STIRR Black Canyon, LLC
May 23, 2008	$1,220,000	STIRR USB Tower, LLC
May 23, 2008	$791,341	STIRR 2155 Kalakaua, LLC